Exhibit 10.13

Form of
Amendment No. 1
to
Security Agreement

Between

RIO VISTA OPERATING PARTNERSHIP, L.P.

And

TRANSMONTAIGNE PRODUCT SERVICES INC.

TransMontaigne Product Services Inc. (“TPSI”) and Rio Vista Operating Partnership, L.P. (“Rio”) entered into a Security Agreement dated August 15, 2005” (“Security Agreement”) pursuant to the terms of that certain Purchase and Sale Agreement dated August 15, 2005 (“Agreement”) between the same parties. In accordance with the Amended and Restated Agreement dated August 15, 2006, Rio and TPSI agreed to amend the Security Agreement, effective as of the Closing Date of the Amended and Restated Agreement, as follows:

1.    In the first line of Section 2.1, delete the words “Debtor’s Collateral, as that term is defined in Section 3.1(d)”, and insert in their place “Debtor’s New Collateral, as that term is defined in Section 3.1(e)”. In the third line of Section 2.1, after the date “August 15, 2005,” insert “.., as amended and restated on August 15, 2006.” In the 9th line of the same section, after the amount “$1,300,000.00,” insert the following:

“, plus interest as described in the Promissory Note executed by Debtor in favor of Creditor of even date with this Agreement (the “Promissory Note”).

2.    In Section 5.1, delete everything after the words “until paid,” and insert in their place “in accordance with the Promissory Note.”

3.    Delete Section 5.7 in its entirety.

4.    The other terms of the Security Agreement remain unchanged and the parties hereby ratify and confirm them.

TRANSMONTAIGNE PRODUCT SERVICES INC.	RIO VISTA OPERATING PARTNERSHIP, LP

By:	By:
Name: William S. Dickey	Name: Charles Handly
Title: President	Title: President